Exhibit 23.2
INDEPENDENT AUDITORS’ CONSENT
      We consent to the incorporation by reference in Registration Statement No. 333-42153 on Form S-8 of our report dated June 20, 2005, relating to the financial statements of Ventura Foods, LLC, and appearing in the Annual Report on Form 10-K/ A of CHS Inc. for the year ended August 31, 2004.
Deloitte & Touche LLP
Costa Mesa, California
August 15, 2005